As filed with the Securities and Exchange Commission on May 28, 2009
Registration No. 333-134498

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

The Interpublic Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-1024020
(States or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
1114 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices) (zip code)
The Interpublic Group of Companies, Inc. 2006 Performance Incentive Plan

(Full title of the plan)
Nicholas J. Camera, Esq.
Senior Vice President, General Counsel and Secretary
The Interpublic Group of Companies, Inc.
1114 Avenue of the Americas
New York, NY 10036
(212) 704-1343
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
D. Michael Lefever, Esq.
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 662-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

     This Amendment No. 1 to Form S-8 (Registration No. 333-134498) filed by The Interpublic Group of Companies, Inc. (the “Company”) in respect of The Interpublic Group of Companies, Inc. 2006 Performance Incentive Plan (the “Plan”) deregisters 14,577,816 of the shares of Interpublic common stock initially registered for offer and sale under the Plan, in respect of which the Company paid a registration fee of $14,366.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 28, 2009.

THE INTERPUBLIC GROUP OF COMPANIES

By:	/s/ Nicholas J. Camera Nicholas J. Camera Senior Vice President, General Counsel and Secretary
     Known all men by these presents, that each individual whose signature appears below constitutes and appoints Nicholas J. Camera and Frank Mergenthaler and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “Commission”) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the Commission or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this registration statement and any amendments thereto, and (iii) to take any and all other actions that may be necessary or appropriate to effect the registration of the shares pursuant to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ * Michael I. Roth	Chairman of the Board and Chief Executive Officer (principal executive officer)	May 28, 2009

/s/ * Frank Mergenthaler	Executive Vice President and Chief Financial Officer (principal financial officer)	May 28, 2009

/s/ * Christopher F. Carroll	Senior Vice President, Controller and Chief Accounting (Officer principal accounting officer)	May 28, 2009

/s/ * Frank J. Borelli	Director	May 28, 2009

/s/ * Reginald K. Brack	Director	May 28, 2009

Signature	Title	Date

/s/ Jocelyn Carter-Miller	Director	May 28, 2009

/s/ * Jill M. Considine	Director	May 28, 2009

/s/ * Richard A. Goldstein	Director	May 28, 2009

/s/ * H. John Greeniaus	Director	May 28, 2009

/s/ Mary J. Steele Guilfoile	Director	May 28, 2009

/s/ William T. Kerr	Director	May 28, 2009

/s/ * David M. Thomas	Director	May 28, 2009

*	By Power of Attorney

/s/ Nicholas J. Camera Nicholas J. Camera

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